SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): June 8, 2005 (May 31, 2005)

WINWIN GAMING, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21566	84-1219819
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

8687 West Sahara, Suite 201, Las Vegas, Nevada 89117
Address of Principal Executive Offices
Zip Code

(702) 233-4138
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sale of Equity Securities.

On May 9, 2005, May 31, 2005, June 2, 2005 and June 3, 2005, the Company issued, pursuant to a Securities Purchase Agreement (the “SPA”), dated February 25, 2005, with the Van Wagoner Private Opportunities Fund L.P. (the “Initial Investor”), as amended, to the Initial Investor and two individual investors (the “Subsequent Investors” and together with the Initial Investor, the “Investors”) an aggregate of (i) 2,900,000 shares of its Common Stock (the “Shares”) and (ii) warrants exercisable for five years to purchase shares of the Company’s Common Stock in an amount equal to three percent (3%) of the Shares purchased from the Company for each month that a Trigger Event exists at an exercise price equal to $0.50 per share (the “Warrants”). A Trigger Event is defined as the inability of the holder of the Warrant to sell any Shares or shares underlying the Warrant because of the lack of an effective registration statement covering the resale of such Shares. The aggregate offering price for the Shares and Warrants was $1,450,000.

The Initial Investor signed and delivered to the Company the SPA and each Subsequent Investor signed and delivered to the Company a Joinder Agreement to the SPA, in which each Investor made the following representations, among others: (a) the Investor is acquiring the securities for its own account for investment and not for the account of any other person and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempt from registration, (b) the Investor is an accredited investor and is also knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in securities presenting an investment decision like that involved in the purchase of the securities of the Company, (c) the Investor was furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Company’s securities which have been requested by the Investor and that the Investor was provided the opportunity ask questions of the Company. Management determined that each Investor is an Accredited Investor (as defined in Regulation D) and that each Investor is also a sophisticated investor. As a result of management’s determination, the issuance of the Shares was effected in reliance on the exemption from the registration provisions of the Securities Act of 1933 provided by Regulation D, Rule 506.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINWIN GAMING, INC.

Date: June 8, 2005	By:	/s/ Larry Goldman
Larry Goldman, Chief Financial Officer